UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2006 (June 9, 2006)

Morgan’s Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-08395	34-0562210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24200 Chagrin Boulevard, Suite 126, Beachwood, OH	44122
(Address of Principal Executive Offices)	(Zip Code)
(216) 360-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Morgan’s Foods, Inc.
Current Report on Form 8-K
ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements.
On June 9, 2006, the management of Morgan’s Foods, Inc. (the “Company”) concluded that the Company’s deferred tax asset valuation allowance balance at March 2, 2003, was understated by approximately $481,000 and by additional amounts in subsequent years as described below. Accordingly, management has determined that the financial statements for the years ended March 2, 2003, February 29, 2004, and February 27, 2005, including the quarterly periods within those fiscal years, should not be relied upon. The error was identified during the Company’s closing process for the fiscal year ended February 26, 2006, and resulted from the incorrect use of deferred tax liabilities associated with indefinite lived intangible assets to reduce the valuation allowance for deferred tax assets. The error has no impact on previously reported operating income or cash flow from operations. The Company expects that its consolidated financial statements to be included in its Annual Report on Form 10-K for the year ended February 26, 2006, will restate its previously presented financial statements to increase the accumulated deficit at March 2, 2003, by $481,000 and to increase deferred tax expense and increase net loss to common stockholders by approximately $285,000 in fiscal 2004 and $283,000 in fiscal 2005, with increases in its deferred tax asset valuation allowance and accumulated deficit of approximately $285,000 and $283,000 at February 29, 2004, and February 27, 2005, respectively. The Company’s management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006	MORGAN’S FOODS, INC.

	By:	/s/ KENNETH L. HIGNETT

	Name:	Kenneth L. Hignett
	Title:	Chief Financial Officer and Secretary

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